Exhibit 3.355

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FIXED 09-00 AM 11/09/1998 981431206 - 2964660

CERTIFICATE OF FORMATION

OF

WESLEY MEDICAL CENTER, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Wesley Medical Center, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 5, 1998.

By:
Name: John M. Franck II
Title: Authorized Person

CERTIFICATE OF AMENDMENT

OF

Wesley Medical Center, LLC

1. The name of the limited liability company is Wesley Medical Center, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Wesley Medical Center, LLC this 10th day of December, 2001.

Wesley Medical Center, LLC

Mary R. Adams, as Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 12/17/2001

020009633 - 2964660